Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-284387) of our report dated April 30, 2025, relating to the consolidated financial statements of ABITS Group Inc and subsidiaries, which appears in this Annual Report on Form 20-F. Our report contains an explanatory paragraph regarding the Company’s retrospective change of its accounting for digital assets.

We also consent to the reference to us under the heading “Expert” in such Registration Statements.

Very truly yours,

/s/ AUDIT ALLIANCE LLP

Singapore

April 30, 2025